Exhibit 99.1

CONTACT:	Hilary Ginsberg
(212) 822-0767

APOLLO COMMERCIAL REAL ESTATE FINANCE, INC. REPORTS

FOURTH QUARTER AND FULL YEAR 2017 FINANCIAL RESULTS

New York, NY, February 14, 2018 – Apollo Commercial Real Estate Finance, Inc. (the “Company” or “ARI”) (NYSE:ARI) today reported financial results for the quarter and full year ended December 31, 2017.

Fourth Quarter 2017 Highlights

•	Reported net income available to common stockholders of $34.3 million, or $0.32 per diluted share of common stock, for the three months ended December 31, 2017, as compared to $49.7 million, or $0.60 per diluted share of common stock, for the three months ended December 31, 2016;

•	Reported Operating Earnings (a non-GAAP financial measure defined below) of $13.8 million, or $0.12 per diluted share of common stock, for the three months ended December 31, 2017, as compared to $41.0 million, or $0.49 per diluted share of common stock, for the three months ended December 31, 2016; Excluding the realized loss and other costs associated with the sale of the Company’s commercial mortgage backed securities (“CMBS”) portfolio (described below), Operating Earnings were $53.3 million, or $0.49 per diluted share of common stock, for the three months ended December 31, 2017;

•	Generated $69.2 million of net interest income during the quarter from the Company’s $3.7 billion commercial real estate loan portfolio;

•	Committed $1.1 billion to new commercial real estate loans ($756.7 million of which was funded at closing) and funded an additional $14.2 million for loans closed prior to the quarter;

•	Received approximately $179.4 million in proceeds from the sale of the Company’s remaining CMBS and recorded a $37.6 million ($0.35 per share of common stock) realized loss on the sale; In connection with the sale, ARI terminated the financing facility associated with the CMBS and recorded a loss on early extinguishment of debt of $1.9 million ($0.02 per share of common stock);

•	Completed an underwritten public offering of $115.0 million of the Company’s 4.75% Convertible Senior Notes due 2022 (the “Notes”), pursuant to the reopening of the existing series of the Notes;

•	Entered into a $300 million secured debt arrangement with Goldman Sachs Bank USA (“Goldman Sachs”) to fund first mortgage loan investments; and

•	Declared a $0.46 dividend per share of common stock for the three months ended December 31, 2017.

2017 Highlights

•	Reported net income available to common stockholders of $156.3 million, or $1.54 per diluted share of common stock, for the year ended December 31, 2017, as compared to $127.6 million, or $1.74 per diluted share of common stock, for the year ended December 31, 2016;

•	Reported Operating Earnings of $146.8 million, or $1.45 per diluted share of common stock, for the year ended December 31, 2017, as compared to $137.0 million, or $1.87 per diluted share of common stock, for the year ended December 31, 2016; Excluding the realized loss and other costs associated with the sale of the Company’s CMBS portfolio, Operating Earnings were $191.4 million, or $1.89 per diluted share of common stock, for the year ended December 31, 2017;

•	Committed $2.0 billion to new commercial real estate loans and funded an additional $193.1 million for loans closed prior to 2017; and

•	Declared dividends per share of common stock totaling $1.84 during the year ended December 31, 2017.

“We are extremely proud of ARI’s performance in 2017, a year in which ARI’s total return to common stockholders was 22.4%,” said Stuart Rothstein, Chief Executive Officer and President of the Company. “ARI committed to over $2.0 billion of commercial real estate loans in 2017, our most active year to date for loan originations, and that momentum has remained in 2018 with over $353 million of loans closed thus far in the first quarter. Throughout

2017, we optimized ARI’s balance sheet, through the diversification of ARI’s financing sources and expansion of the Company’s capital base. We believe ARI is well positioned for the continued successful execution of our business plan in 2018.”

Fourth Quarter 2017 Investment Activity

New Investments – During the fourth quarter of 2017, ARI committed capital to the following commercial real estate debt investments:

•	$857.4 million of first mortgage loans ($624.6 million of which were funded during the quarter); and

•	$272.4 million of subordinate loans ($132.1 million of which were funded during the quarter).

Funding of Previously Closed Loans – During the fourth quarter of 2017, ARI funded $14.2 million for loans closed prior to the quarter.

Loan Repayments – During the fourth quarter of 2017, ARI received $653.2 million from loan repayments, including $200.9 million from first mortgage loans and $452.3 million from subordinate loans. In connection with these loan repayments, the Company recorded interest income of approximately $3.0 million related to a prepayment penalty and acceleration of fees from four subordinate loans.

Sale of CMBS – During the fourth quarter, ARI received approximately $179.4 million in proceeds from the sale of the Company’s remaining CMBS and recorded a $37.6 million ($0.35 per share of common stock) realized loss on the sale, which includes the previously disclosed $7.4 million realized loss recorded earlier in the fourth quarter of 2017 in connection with a prior sale of CMBS. Upon the sale of the Company’s remaining CMBS, ARI terminated the financing facility associated with the CMBS and recorded a loss on early extinguishment of debt of $1.9 million ($0.02 per share of common stock).

Quarter End Commercial Real Estate Loan Portfolio Summary

The following table sets forth certain information regarding the Company’s commercial real estate loan portfolio at December 31, 2017 ($ amounts in thousands):

Description	Amortized Cost	Weighted Average Coupon(1)	Weighted Average All-in Yield(1)(2)	Secured Debt	Cost of Funds	Equity at Cost
First mortgage loans	$2,653,826	6.9%	7.4%	$1,345,195	3.9%	$1,308,631
Subordinate loans	1,025,932	12.4	13.5%	—	n/a	1,025,932

Total/Weighted Average	$3,679,758	8.4%	9.1%	$1.345,195	3.9%	$2,334,563

(1)	Weighted-Average Coupon and Weighted Average All-in-Yield reflects LIBOR at December 31, 2017 which was 1.56%.
(2)	Weighted-Average All-in-Yield includes the amortization of deferred origination fees, loan origination costs and accrual of both extension and exit fees.

Goldman Facility

ARI entered into a master repurchase agreement and securities contract with Goldman Sachs (the “Goldman Facility”) to fund advances of up to $300 million for senior mortgage loans. Advances under the Goldman Facility will accrue interest at one-month LIBOR plus a spread. The Goldman Facility has a maturity date of November 29, 2020 (assuming exercise of a one year extension at the Company’s option).

Book Value

The Company’s book value per share of common stock was $16.30 at December 31, 2017, as compared to book value per share of common stock of $16.36 at September 30, 2017.

Subsequent Events

The following events occurred subsequent to quarter end:

New Investments – Subsequent to quarter end, ARI committed capital to the following commercial real estate loans:

•	$295 million of first mortgage loans ($39.7 million of which were funded during the quarter); and

•	$58 million of subordinate loans ($8.1 million of which were funded during the quarter).

Funding of Previously Closed Loans – Subsequent to quarter end, ARI funded $3.2 million for previously closed loans.

Loan Repayments – Subsequent to quarter-end, ARI received $84.4 million from loan repayments, including $84.2 million from first mortgage loans and $0.2 million from subordinate loans.

Operating Earnings

Operating Earnings is a non-GAAP financial measure that is defined by the Company as net income available to common stockholders, computed in accordance with GAAP, adjusted for (i) equity-based compensation expense (a portion of which may become cash-based upon final vesting and settlement of awards should the holder elect net share settlement to satisfy income tax withholding); (ii) any unrealized gains or losses or other non-cash items included in net income available to common stockholders; (iii) unrealized income from unconsolidated joint ventures; (iv) foreign currency gains (losses) other than realized gains (losses) related to interest income; (v) the non-cash amortization expense related to the reclassification of a portion of the convertible senior notes to stockholders’ equity in accordance with GAAP; and (vi) provision for loan losses and impairments. Operating Earnings may also be adjusted to exclude certain other non-cash items, as determined by ACREFI Management, LLC, the Company’s external manager, and approved by a majority of the Company’s independent directors.

In order to evaluate the effective yield of the portfolio, the Company uses Operating Earnings to reflect the net investment income of the Company’s portfolio as adjusted to include the net interest expense related to the Company’s derivative instruments. Operating Earnings allows the Company to isolate the net interest expense associated with the Company’s swaps in order to monitor and project the Company’s full cost of borrowings. The Company also believes that investors use Operating Earnings or a comparable supplemental performance measure to evaluate and compare the performance of the Company and its peers and, as such, the Company believes that the disclosure of Operating Earnings is useful to its investors.

A significant limitation associated with Operating Earnings as a measure of the Company’s financial performance over any period is that it excludes unrealized gains (losses) from investments. In addition, the Company’s presentation of Operating Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. As a result, Operating Earnings should not be considered as a substitute for the Company’s GAAP net income as a measure of its financial performance or any measure of its liquidity under GAAP.

Beginning with the quarter ended September 30, 2016, the Company slightly modified its definition of Operating Earnings to include realized gains (losses) on currency swaps related to interest income on investments denominated in a currency other than U.S. dollars. The Company believes that including the effects of realized gains (losses) on currency swaps related to interest income more accurately reflects the Company’s investment income for a particular period and will allow investors to more easily compare its operating results over various periods. The effects of such unrealized gains (losses) in prior periods were not material to the Company’s financial results.

Reconciliation of Operating Earnings to Net Income Available to Common Stockholders

The table below reconciles Operating Earnings and Operating Earnings per share of common stock with net income available to common stockholders and net income available to common stockholders per share of common stock for the three and twelve months ended December 31, 2017 and December 31, 2016:

($ amounts in thousands, except per share data)

	Three Months Ended December 31, 2017	Earnings Per Share (Diluted)	Three Months Ended December 31, 2016	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$34,322	$0.32	$49,716	$0.60
Adjustments:
Equity-based compensation expense	3,427	0.03	1,655	0.02
Unrealized (gain) loss on securities	(25,335)	(0.24)	(10,502)	(0.13)
(Gain) loss on derivative instruments	1,264	0.01	(8,329)	(0.10)
Foreign currency (gain) loss, net	(967)	(0.01)	7,519	0.09
Amortization of the Convertible Senior Notes related to equity reclassification	1,051	0.01	599	0.01
Loss from unconsolidated joint venture	—	—	303	—

Total adjustments:	(20,560)	(0.20)	(8,754)	(0.11)

Operating Earnings	$13,762	$0.12	$40,962	$0.49

Realized loss and costs from sale of CMBS(1)	39,522	0.37	1,245	0.02

Operating Earnings excluding realized loss and costs from sale of CMBS	$53,284	$0.49	$42,207	$0.51

Basic weighted average shares of common stock outstanding:	106,721,887		82,670,237
Diluted weighted average shares of common stock outstanding:	108,095,950		83,548,823

(1)	For the three months ended December 31, 2017, the realized loss and costs from the sale of CMBS included realized losses from the sales of $37,575 and loss on early extinguishment of debt of $1,947.

	Twelve Months Ended December 31, 2017	Earnings Per Share (Diluted)	Twelve Months Ended December 31, 2016	Earnings Per Share (Diluted)
Operating Earnings:
Net income available to common stockholders	$156,270	$1.54	$127,581	$1.74
Adjustments:
Equity-based compensation expense	13,314	0.13	7,090	0.10
Unrealized (gain) loss on securities	(37,165)	(0.36)	26,099	0.36
(Gain) loss on derivative instruments	19,180	0.19	(31,160)	(0.42)
Foreign currency (gain) loss, net	(19,102)	(0.19)	29,937	0.41
Amortization of the Convertible Senior Notes related to equity reclassification	3,046	0.03	2,344	0.03
Loss from unconsolidated joint venture	2,847	0.03	96	—
Provision for loan losses and impairment	5,000	0.05	15,000	0.20
Series A Preferred Stock redemption charge	3,016	0.03	—	—
Bargain purchase gain	—	—	(40,021)	(0.55)
Realized gain from unconsolidated joint venture	346	—	—	—

Total adjustments:	(9,518)	(0.09)	9,385	0.13

Operating Earnings	$146,752	$1.45	$136,966	$1.87

Realized loss and costs from sale of CMBS(1)	44,640	0.44	1,470	0.02

Operating Earnings excluding losses and costs from sale of CMBS	$191,392	$1.89	$138,436	$1.89

Basic weighted average shares of common stock outstanding:	99,859,153		72,371,374
Diluted weighted average shares of common stock outstanding:	101,232,610		73,305,101

(1)	For the year ended December 31, 2017, the realized loss and costs from the sale of CMBS includes realized losses from the sales of $42,693 and loss on early extinguishment of debt of $1,947.

Teleconference Details:

The Company will host a conference call to discuss its financial results on Thursday, February 15, 2018 at 10:00 a.m. Eastern Time. Members of the public who are interested in participating in the Company’s fourth quarter 2017 earnings teleconference call should dial from the U.S., (877) 331-6553, or from outside the U.S., (760) 666-3769, shortly before 10:00 a.m. and reference the Apollo Commercial Real Estate Finance, Inc. Teleconference Call (number 1280376). Please note the teleconference call will be available for replay beginning at 1:00 p.m. on Thursday, February 15, 2018 and ending at midnight on Thursday, February 22, 2018. To access the replay, callers from the U.S. should dial (855) 859-2056 and callers from outside the U.S. should dial (404) 537-3406, and enter conference identification number 1280376.

Webcast:

The conference call will also be available on the Company’s website at www.apolloreit.com. To listen to a live broadcast, please go to the site at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay of the call will also be available for 30 days on the Company’s website.

Supplemental Information

The Company provides supplemental financial information to offer more transparency into its results and make its reporting more informative and easier to follow. The supplemental financial information is available in the investor relations section of the Company’s website at www.apolloreit.com.

About Apollo Commercial Real Estate Finance, Inc.

Apollo Commercial Real Estate Finance, Inc. (NYSE: ARI) is a real estate investment trust that primarily originates, acquires, invests in and manages performing commercial real estate mortgage loans, subordinate financings, CMBS and other commercial real estate-related debt investments. The Company is externally managed and advised by ACREFI Management, LLC, a Delaware limited liability company and an indirect subsidiary of Apollo Global Management, LLC, a leading global alternative investment manager with approximately $248.9 billion of assets under management as of December 31, 2017.

Additional information can be found on the Company’s website at www.apolloreit.com.

Dividend Reinvestment Plan

The Company adopted a Direct Stock Purchase and Dividend Reinvestment Plan (the “Plan”). The Plan provides new investors and existing holders of the Company’s common stock with a convenient and economical method to purchase shares of its common stock. By participating in the Plan, participants may purchase additional shares of the Company’s common stock by reinvesting some or all of the cash dividends received on their shares of the Company’s common stock. In addition, the Plan permits participants to make optional cash investments of up to $10,000 per month, and, with the Company’s prior approval, optional cash investments in excess of $10,000 per month, for the purchase of additional shares of the Company’s common stock.

The Plan is administered by a division of Wells Fargo Bank, N.A. (“Wells”). Stockholders and other persons may obtain a copy of the Plan prospectus and an enrollment form by contacting Wells at (800) 468-9716 or (651) 450-4064, if outside the United States, or visiting Wells’ website at www.shareowneronline.com.

This communication does not constitute an offer to sell or the solicitation of an offer to buy securities.

Forward-Looking Statements

Certain statements contained in this press release constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. When used in this release, the words believe, expect, anticipate, estimate, plan, continue, intend, should, may or similar expressions, are intended to identify forward-looking statements. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; the Company’s ability to deploy the proceeds of its capital raises or acquire its target assets; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. For a further list and description of such risks and uncertainties, see the reports filed by the Company with the Securities and Exchange Commission. The forward-looking statements, and other risks, uncertainties and factors are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Forward-looking statements are not predictions of future events. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Consolidated Balance Sheets (in thousands—except share data)

	December 31, 2017	December 31, 2016
Assets:
Cash	$77,671	$200,996
Restricted cash	—	62,457
Securities, at estimated fair value	—	331,076
Securities, held-to-maturity	—	146,352
Commercial mortgage loans, net	2,653,826	1,641,856
Subordinate loans, net	1,025,932	1,051,236
Investment in unconsolidated joint venture	—	22,103
Derivative assets, net	—	5,906
Loan proceeds held by servicer	302,756	—
Other assets	28,420	20,995

Total Assets	$4,088,605	$3,482,977

Liabilities and Stockholders’ Equity
Liabilities:
Secured debt arrangements, net (net of deferred financing costs of $14,348 and $6,763 in 2017 and 2016, respectively)	$1,330,847	$1,139,803
Convertible senior notes, net	584,897	249,994
Participations sold	—	84,979
Derivative liabilities, net	5,644	—
Accounts payable, accrued expenses and other liabilities	70,906	68,959
Payable to related party	8,168	7,015

Total Liabilities	2,000,462	1,550,750
Commitments and Contingencies
Stockholders’ Equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A preferred stock, 0 and 3,450,000 shares issued and outstanding ($0 and $86,250 aggregate liquidation preference) in 2017 and 2016, respectively	—	35
Series B preferred stock, 6,770,393 and 8,000,000 shares issued and outstanding ($169,260 and $ 200,000 aggregate liquidation preference) in 2017 and 2016, respectively	68	80
Series C preferred stock, 6,900,000 shares issued and outstanding ($172,500 aggregate liquidation preference) in 2017 and 2016	69	69
Common stock, $0.01 par value, 450,000,000 shares authorized, 107,121,235 and 91,422,676 shares issued and outstanding in 2017 and 2016, respectively	1,071	914
Additional paid-in-capital	2,170,078	1,983,010
Accumulated deficit	(83,143)	(48,070)
Accumulated other comprehensive loss	—	(3,811)

Total Stockholders’ Equity	2,088,143	1,932,227

Total Liabilities and Stockholders’ Equity	$4,088,605	$3,482,977

Apollo Commercial Real Estate Finance, Inc. and Subsidiaries

Consolidated Statement of Operations

(in thousands—except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Net interest income:
Interest income from securities	1,219	$3,901	$10,466	$27,586
Interest income from securities, held to maturity	—	2,872	4,132	11,469
Interest income from commercial mortgage loans	45,942	30,200	158,632	102,927
Interest income from subordinate loans	43,993	32,746	165,291	122,394
Interest expense	(21,967)	(16,139)	(78,057)	(63,759)

Net interest income	69,187	53,580	260,464	200,617

Operating expenses:
General and administrative expenses (includes equity-based compensation of $3,427 and $13,314 in 2017 and $1,655 and $7,090 in 2016, respectively)	(5,138)	(3,527)	(20,725)	(24,983)
Management fees to related party	(8,169)	(7,015)	(31,652)	(23,388)

Total operating expenses	(13,307)	(10,542)	(52,377)	(48,371)
Income (loss) from unconsolidated joint venture	—	(303)	(2,847)	(96)
Other income	229	760	940	1,094
Provision for loan losses and impairments	—	—	(5,000)	(15,000)
Realized gain (loss) on sale of assets	(37,575)	4,059	(42,693)	3,834
Unrealized gain (loss) on securities	25,335	10,502	37,165	(26,099)
Foreign currency gain (loss)	658	(7,359)	18,506	(29,284)
Bargain purchase gain	—	—	—	40,021
Loss on early extinguishment of debt	(1,947)	—	(1,947)	—
Gain (loss) on derivative instruments (includes unrealized gains (losses) of $6,103 and ($11,523) in 2017 and $877 and $2,608 in 2016, respectively)	(1,265)	8,329	(19,180)	31,160

Net income	$41,315	$59,026	$193,031	$157,876

Preferred dividends	(6,993)	(9,310)	(36,761)	(30,295)

Net income available to common stockholders	$34,322	$49,716	$156,270	$127,581

Basic and diluted net income per share of common stock	$0.32	$0.60	$1.54	$1.74

Basic weighted average shares of common stock outstanding	106,721,887	82,670,237	99,859,153	72,371,374

Diluted weighted average shares of common stock outstanding	108,095,950	83,548,823	101,232,610	73,305,101